UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
August 27, 2007
Date of Report (Date of earliest event reported)
AMH HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-115543 (Commission File Number)	16-1693178 (IRS Employer Identification No.)
3773 State Road
Cuyahoga Falls, Ohio 44223
(Address of Principal Executive Offices)
(330) 929-1811
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b). Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On August 27, 2007, D. Keith LaVanway, Vice President-Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer) of Associated Materials Incorporated (“AMI”), which is an indirect subsidiary of AMH Holdings, Inc., resigned from AMI to accept a position with a manufacturing company not affiliated with the building products industry. Mr. LaVanway will remain with the Company through September 15, 2007. The Company has appointed Cynthia L. Sobe, currently serving as Vice President — Finance, to assume Mr. LaVanway’s responsibilities on an interim basis until a permanent replacement is identified. Ms. Sobe has been with AMI since 2001 having served as Vice President — Corporate Controller until October 2005 before assuming her current role. The Company intends to begin an immediate search for a permanent replacement. The terms and conditions of Mr. LaVanway’s Employment Agreement have been disclosed in previous Securities and Exchange Commission (“SEC”) filings by AMI, including AMI’s 2006 Form 10-K filed with the SEC on March 23, 2007.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMH HOLDINGS, INC.
DATE: August 27, 2007	By:	/s/ D. Keith LaVanway
D. Keith LaVanway
Vice President -- Finance, Chief Financial Officer, Treasurer and Secretary

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